SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549




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                                   FORM 10-Q



                 Quarterly Report Under Section 13 or 15(d) of
                      the Securities Exchange Act of 1934





For Quarter Ended March 31, 1994                Commission file number 1-4881






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                              AVON PRODUCTS, INC.

            (Exact name of registrant as specified in its charter)





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                                   EXHIBITS


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                               INDEX TO EXHIBITS



Exhibit
Number                           Description

4.1 --Revolving Credit Agreement, dated as of March 11, 1994, among Avon Capital Corporation, Avon and a group of banks.

4.2     --Second Amendment, dated as of February 24, 1994, to the
          Multifacility Credit Agreement, among Avon Capital
          Corporation, Avon and a group of banks.

11.1    --Statement re computation of primary income (loss) per share.

11.2 --Statement re computation of fully diluted income (loss) per share.

18      --Letter of Coopers & Lybrand regarding change in accounting principle.